EXHIBIT 99.1

News Release

Contacts:

MEDIA:	INVESTORS/ANALYSTS:

Greg Gable	Rich Fowler
Charles Schwab	Charles Schwab
Phone: 415-667-0473	Phone: 415-667-1841

SCHWAB REPORTS FIRST QUARTER RESULTS

Client Focus Yields Highest Core Net New Assets in Four Years

Revenues and Earnings Rise by 7% and 20%, Respectively, Over Preceding Quarter

SAN FRANCISCO, April 16, 2012 – The Charles Schwab Corporation announced today that its net income was $195 million for the first quarter of 2012, up 20% from $163 million for the fourth quarter of 2011, and down 20% from $243 million for the year-earlier quarter.

	Three Months Ended —March 31,—		% Change
Financial Highlights	2012	2011
Net revenues (in millions)	$1,189	$1,207	(1)%
Net income (in millions)	$195	$243	(20)%
Diluted earnings per share	$.15	$.20	(25)%
Pre-tax profit margin	26.3%	32.6%
Return on stockholders’ equity (annualized)	10%	15%

President and CEO Walt Bettinger said, “The power of our ‘through clients’ eyes’ strategy helped us deliver strong results in the first quarter. Our client metrics included $26.9 billion in core net new assets, the highest since the first quarter of 2008. Clients also opened 240,000 new brokerage accounts during the quarter, and net new enrollments in our retail advisory offerings totaled $2.7 billion, bringing overall advised balances to $118.4 billion at month-end March, up 7% from a year ago. We finished the quarter serving a record $1.83 trillion in total client assets, 8.6 million active brokerage accounts, 801,000 banking accounts, and 1.52 million corporate retirement plan participants.”

“Both interest rates and equity market valuations picked up during the first quarter before declining thus far in April,” Mr. Bettinger noted. “The improved first quarter environment and our ongoing success in building stronger client relationships helped revenues grow 7% sequentially, with increases in all three major categories. Our ongoing expense discipline limited sequential growth in costs to 2%, and our pre-tax profit margin improved by nearly 4 percentage points from the fourth quarter of 2011 to 26.3%.”

Mr. Bettinger concluded, “Our momentum in expanding Schwab’s client service capabilities continues unabated. We are leveraging last year’s accelerated spending with a reduced but still significant project budget this year to drive a

Core net new assets exclude significant one-time flows, such as acquisitions or extraordinary mutual fund clearing transfers.

number of initiatives to completion and into clients’ hands. Already in 2012, we’ve launched Schwab Index Advantage™, our unique index-based 401(k) offering; bolstered our mortgage lending program with Quicken Loans as our new service provider; and added three new platforms to our integrated technology initiative for independent advisors. These are a few of the latest steps in Schwab’s continuing tradition of finding a better way to serve investors – a tradition that helps our full-service, high-value brokerage model resonate with clients and supports individual investor loyalty scores that are the highest we’ve ever recorded.”

CFO Joe Martinetto said, “Easing environmental headwinds immediately allow the ongoing growth in our client base to be reflected in the company’s financial performance. First quarter 2012 asset management and administration fees, net interest revenue and trading revenue were 6, 10 and 4% higher, respectively, than the preceding period. Reflecting the company’s operating leverage and earnings power, net income rose by 20%. Overall, revenues were right where we expected them to be given the environment, and our expenses are on track with our 2012 plan. By carefully balancing our spending against environmental conditions, we are poised to deliver both expanded client service capabilities and improving revenues and earnings throughout 2012 if interest rates at least stabilize.”

“During the first quarter we took the opportunity to bolster our capital flexibility through a cost-effective, non-dilutive preferred stock offering,” Mr. Martinetto noted. “We are positioned to support potentially strong balance sheet growth in 2012 as our client initiatives drive ongoing business momentum and we strive to optimize net interest revenue in a volatile environment.”

Business highlights for the first quarter (data as of quarter-end unless otherwise noted):

Investor Services

•	Net new accounts for the quarter totaled approximately 44,000, up 19% year-over-year. Total accounts reached 6.1 million as of March 31, 2011, up 9% year-over-year.

•	Opened a second independent branch, part of the company’s franchising initiative designed to make financial advice and guidance more accessible in local communities across the country.

•	Launched the newly expanded Learning Center on schwab.com, making it easier and more intuitive for clients to find the education resources they need.

Institutional Services

Advisor Services

•

Launched three technology platforms as part of the Schwab Intelligent Integration™ initiative – Schwab Openview Integrated Office™, a turnkey solution, and two versions of Schwab Openview Gateway™, which take a flexible, open-architecture approach – to enable data integration between Schwab systems and those of third-party technology providers.

•

Announced support for The Depository Trust & Clearing Corporation’s Alternative Investment Products service. This service is expected to improve industry standardization for the custody and trading of alternative investments.

Other Institutional Services

•	Launched Schwab Index Advantage, a unique 401(k) plan offer designed to lower costs, simplify investing and help workers better prepare for retirement.

Products and Infrastructure

•	For Charles Schwab Bank:

¡	Balance sheet assets = $67.8 billion, up 22% year-over-year.

¡	Outstanding mortgage and home equity loans = $9.0 billion, up 5% year-over-year.

¡	Launched a nationwide first-mortgage lending offer with new partner Quicken Loans. First mortgage originations by Quicken Loans and Schwab during the quarter = $748 million.

¡	Delinquency, nonaccrual, and loss reserve ratios for Schwab Bank’s loan portfolio = 0.76%, 0.48% and 0.51%, respectively, at month-end March.

•	Schwab Bank High Yield Investor Checking® accounts = 612,000, with $11.1 billion in balances.

•	Client assets managed by Windhaven™ totaled $10.3 billion; up 20% from year-end 2011.

•	Total assets under management in Schwab ETFs™ = $6.6 billion. Total assets in Schwab Managed Portfolios-ETFs = $2.6 billion.

Supporting schedules are either attached or located at: http://www.aboutschwab.com/media/xls/q1_2012_schedule.xls

Forward Looking Statements

This press release contains forward looking statements relating to the ongoing growth of the company’s client base; the impact of the easing of environmental headwinds on the company’s financial performance; the company’s delivery of expanded client service capabilities and improving revenues and earnings; strong balance sheet growth; and net interest revenue. Achievement of these expectations is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations. Important factors that may cause such differences include, but are not limited to, the company’s ability to attract and retain clients and grow client assets/relationships; competitive pressures on rates and fees; general market conditions, including the level of interest rates, equity valuations and trading activity; the level of client assets, including cash balances; the company’s ability to develop and launch new products, services and capabilities in a timely and successful manner; capital needs; level of expenses; the impact of changes in market conditions on money market fund fee waivers, revenues, expenses and pre-tax margins; the effect of adverse developments in litigation or regulatory matters and the extent of any charges associated with legal matters; any adverse impact of financial reform legislation and related regulations; and other factors set forth in the company’s Form 10-K for the period ended December 31, 2011.

About Charles Schwab

The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with more than 300 offices and 8.6 million active brokerage accounts, 1.52 million corporate retirement plan participants, 801,000 banking accounts, and $1.83 trillion in client assets. Through its operating subsidiaries, the company provides a full range of securities brokerage, banking, money management and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiary, Charles Schwab & Co., Inc. (member SIPC, http://www.sipc.org), and affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor Services. Its banking subsidiary, Charles Schwab Bank (member FDIC and an Equal Housing Lender), provides banking and mortgage services and products. More information is available at www.schwab.com and www.aboutschwab.com.

###

THE CHARLES SCHWAB CORPORATION

Consolidated Statements of Income

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Net Revenues
Asset management and administration fees	$484	$502

Interest revenue	472	481
Interest expense	(38)	(45)

Net interest revenue	434	436

Trading revenue	243	241
Other	46	39
Provision for loan losses	—	(4)
Net impairment losses on securities (1)	(18)	(7)

Total net revenues	1,189	1,207

Expenses Excluding Interest
Compensation and benefits	465	437
Professional services	96	92
Occupancy and equipment	76	71
Advertising and market development	67	60
Communications	58	56
Depreciation and amortization	48	35
Other	66	62

Total expenses excluding interest	876	813

Income before taxes on income	313	394
Taxes on income	(118)	(151)

Net Income	$195	$243

Weighted-Average Common Shares Outstanding — Diluted	1,273	1,207

Earnings Per Share — Basic	$.15	$.20
Earnings Per Share — Diluted	$.15	$.20

(1)

Net impairment losses on securities include total other-than-temporary impairment losses of $2 million and $0 million, net of $(16) million and $(7) million recognized in other comprehensive income, for the three months ended March 31, 2012 and 2011, respectively.

See Notes to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

THE CHARLES SCHWAB CORPORATION

Financial and Operating Highlights

(Unaudited)

	Q1-12 % change		2012	2011
	vs.	vs.	First	Fourth	Third	Second	First
(In millions, except per share amounts and as noted)	Q1-11	Q4-11	Quarter	Quarter	Quarter	Quarter	Quarter
Net Revenues
Asset management and administration fees	(4%)	6%	$484	$458	$466	$502	$502
Net interest revenue	—	10%	434	395	443	451	436
Trading revenue	1%	4%	243	233	248	205	241
Other	18%	12%	46	41	45	35	39
Provision for loan losses	(100%)	(100%)	—	(5)	(8)	(1)	(4)
Net impairment losses on securities	157%	100%	(18)	(9)	(13)	(2)	(7)

Total net revenues	(1%)	7%	1,189	1,113	1,181	1,190	1,207

Expenses Excluding Interest
Compensation and benefits	6%	5%	465	442	423	430	437
Professional services	4%	(3%)	96	99	104	92	92
Occupancy and equipment	7%	(4%)	76	79	78	73	71
Advertising and market development	12%	(3%)	67	69	48	51	60
Communications	4%	7%	58	54	56	54	56
Depreciation and amortization	37%	—	48	48	39	33	35
Class action litigation and regulatory reserve	—	—	—	—	—	7	—
Other	6%	(6%)	66	70	73	64	62

Total expenses excluding interest	8%	2%	876	861	821	804	813

Income before taxes on income	(21%)	24%	313	252	360	386	394
Taxes on income	(22%)	33%	(118)	(89)	(140)	(148)	(151)

Net Income	(20%)	20%	$195	$163	$220	$238	$243

Basic earnings per share	(25%)	15%	$.15	$.13	$.18	$.20	$.20
Diluted earnings per share	(25%)	15%	$.15	$.13	$.18	$.20	$.20
Dividends declared per common share			$.06	$.06	$.06	$.06	$.06
Weighted-average common shares outstanding — diluted	5%	—	1,273	1,271	1,229	1,210	1,207

Performance Measures
Pre-tax profit margin			26.3%	22.6%	30.5%	32.4%	32.6%
Return on stockholders’ equity (annualized)			10%	8%	12%	14%	15%

Financial Condition (at quarter end, in billions)
Cash and investments segregated	16%	3%	$26.9	$26.0	$27.0	$23.8	$23.1
Receivables from brokerage clients	(1%)	1%	$11.2	$11.1	$11.1	$11.6	$11.3
Loans to banking clients	8%	—	$9.8	$9.8	$9.7	$9.5	$9.1
Total assets (1)	17%	3%	$111.5	$108.6	$102.9	$97.6	$94.9
Deposits from banking clients	21%	2%	$62.3	$60.9	$54.1	$52.3	$51.3
Payables to brokerage clients	13%	3%	$36.4	$35.5	$36.6	$33.9	$32.1
Long-term debt	—	—	$2.0	$2.0	$2.0	$2.0	$2.0
Stockholders’ equity (2)	28%	8%	$8.3	$7.7	$7.7	$6.7	$6.5

Other
Full-time equivalent employees (at quarter end, in thousands)	7%	(1%)	14.0	14.1	13.9	13.2	13.1
Annualized net revenues per average full-time equivalent employee (in thousands)	(8%)	8%	$340	$316	$350	$361	$371
Capital expenditures — cash purchases of equipment, office facilities, and property, net (in millions)	(8%)	(38%)	$34	$55	$54	$44	$37

Clients’ Daily Average Trades (in thousands)
Revenue trades (3)	—	4%	318.4	307.4	323.1	264.9	319.9
Asset-based trades (4)	10%	17%	53.7	45.9	50.6	43.6	48.8
Other trades (5)	—	(2%)	104.1	106.3	101.7	88.6	103.8

Total	1%	4%	476.2	459.6	475.4	397.1	472.5

Average Revenue Per Revenue Trade (3)	2%	1%	$12.35	$12.21	$12.04	$12.23	$12.12

(1)

Total assets as of March 31, 2012, December 31, 2011, and September 30, 2011, reflect preliminary purchase accounting for the assignment of fair values to optionsXpress Holdings, Inc.’s assets and liabilities acquired. Amounts are subject to refinement as information relative to the closing date fair values becomes available.

(2)

In the first quarter of 2012, the Company issued and sold 400,000 shares of fixed-to-floating rate non-cumulative perpetual preferred stock, Series A, $0.01 par value, with a liquidation preference of $1,000 per share for a total of $400 million.

(3)	Includes all client trades that generate either commission revenue or revenue from principal markups (i.e., fixed income); also known as DART.

(4)	Includes eligible trades executed by clients who participate in one or more of the Company’s asset-based pricing relationships.

(5)	Includes all commission free trades, including Schwab Mutual Fund OneSource® funds and ETFs, and other proprietary products.

See Notes to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

THE CHARLES SCHWAB CORPORATION

Net Interest Revenue Information

(In millions)

(Unaudited)

Three Months Ended March 31,	2012			2011
	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate
Interest-earning assets:
Cash and cash equivalents	$6,246	$4	0.26%	$4,955	$3	0.25%
Cash and investments segregated	26,847	10	0.15%	23,191	14	0.24%
Broker-related receivables (1)	315	—	0.09%	373	—	0.16%
Receivables from brokerage clients	10,200	106	4.18%	10,335	117	4.59%
Securities available for sale (2)	36,197	145	1.61%	25,016	106	1.72%
Securities held to maturity	14,972	99	2.66%	17,138	140	3.31%
Loans to banking clients	9,864	79	3.22%	9,009	75	3.38%
Loans held for sale	53	1	4.15%	113	1	3.59%

Total interest-earning assets	104,694	444	1.71%	90,130	456	2.05%

Other interest revenue		28			25

Total interest-earning assets	$104,694	$472	1.81%	$90,130	$481	2.16%

Funding sources:
Deposits from banking clients	$61,105	$10	0.07%	$50,329	$17	0.14%
Payables to brokerage clients	30,560	1	0.01%	27,055	1	0.01%
Long-term debt	2,001	27	5.43%	2,005	27	5.46%

Total interest-bearing liabilities	93,666	38	0.16%	79,389	45	0.23%

Non-interest-bearing funding sources	11,028			10,741

Total funding sources	$104,694	$38	0.14%	$90,130	$45	0.20%

Net interest revenue		$434	1.67%		$436	1.96%

(1)	Interest revenue was less than $500,000 in the period or periods presented.

(2)	Amounts have been calculated based on amortized cost.

See Notes to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

Notes to Consolidated Statements of Income, Financial and Operating Highlights,

and Net Interest Revenue Information

(Unaudited)

The Company

The consolidated statements of income, financial and operating highlights, and net interest revenue information include The Charles Schwab Corporation (CSC) and its majority-owned subsidiaries (collectively referred to as the Company), including Charles Schwab & Co., Inc. and Charles Schwab Bank. Certain prior year amounts have been reclassified to conform to the 2012 presentation. The consolidated statements of income, financial and operating highlights, and net interest revenue information should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

**********

THE CHARLES SCHWAB CORPORATION

Asset Management and Administration Fees Information

(In millions)

(Unaudited)

Three Months Ended March 31,	2012			2011
	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee
Schwab money market funds before fee waivers	$156,614	$222	0.57%	$152,402	$211	0.56%
Fee waivers		(163)			(112)

Schwab money market funds	156,614	59	0.15%	152,402	99	0.26%
Equity and bond funds (1)	45,630	32	0.28%	41,207	29	0.29%
Mutual Fund OneSource ®	215,350	166	0.31%	215,967	172	0.32%

Total mutual funds (2)	$417,594	257	0.25%	$409,576	300	0.30%

Advice solutions (2)	$115,496	139	0.48%	$109,093	129	0.48%
Other (3)		88			73

Total asset management and administration fees		$484			$502

(1)	Includes Schwab ETFs.

(2)

Advice solutions include separately managed accounts, customized personal advice for tailored portfolios, and specialized planning and full-time portfolio management offered through the Company's Schwab Private Client, Schwab Managed Portfolio and Managed Account Select programs. Advice solutions also includes Schwab Advisor Network, Schwab Advisor Source, and Windhaven. Average client assets for advice solutions may also include the asset balances contained in the three categories of mutual funds listed above.

(3)	Includes various asset based fees, such as trust fees, 401k record keeping fees, and mutual fund clearing and other service fees.

THE CHARLES SCHWAB CORPORATION

Growth in Client Assets and Accounts

(Unaudited)

	Q1-12 % Change		2012	2011
	vs.	vs.	First	Fourth	Third	Second	First
(In billions, at quarter end, except as noted)	Q1-11	Q4-11	Quarter	Quarter	Quarter	Quarter	Quarter
Assets in client accounts
Schwab One®, other cash equivalents and deposits from banking clients	18%	2%	$98.8	$96.4	$90.9	$86.5	$83.7
Proprietary funds (Schwab Funds® and Laudus Funds®):
Money market funds	1%	(3%)	154.4	159.8	155.5	152.0	152.2
Equity and bond funds	(6%)	20%	45.8	38.2	34.3	49.6	48.9

Total proprietary funds	—	1%	200.2	198.0	189.8	201.6	201.1

Mutual Fund Marketplace® (1)
Mutual Fund OneSource®	—	11%	219.5	198.6	187.9	220.8	219.7
Mutual fund clearing services	197%	22%	127.0	104.2	98.6	43.7	42.8
Other third-party mutual funds	9%	9%	334.1	305.9	290.4	314.2	307.7

Total Mutual Fund Marketplace	19%	12%	680.6	608.7	576.9	578.7	570.2

Total mutual fund assets	14%	9%	880.8	806.7	766.7	780.3	771.3

Equity and other securities (1)	9%	13%	685.0	607.9	552.9	624.5	631.0
Fixed income securities	5%	1%	179.4	176.9	176.4	175.1	171.5
Margin loans outstanding	(1%)	3%	(10.5)	(10.2)	(10.5)	(10.9)	(10.6)

Total client assets	11%	9%	$1,833.5	$1,677.7	$1,576.4	$1,655.5	$1,646.9

Client assets by business
Investor Services	5%	8%	$753.3	$697.9	$655.4	$711.6	$714.8
Advisor Services	7%	8%	735.9	679.0	640.1	697.8	688.6
Other Institutional Services	41%	14%	344.3	300.8	280.9	246.1	243.5

Total client assets by business	11%	9%	$1,833.5	$1,677.7	$1,576.4	$1,655.5	$1,646.9

Net growth in assets in client accounts (for the quarter ended)
Net new assets
Investor Services (2)	4%	11%	$5.9	$5.3	$11.6	$2.0	$5.7
Advisor Services	(11%)	37%	12.6	9.2	10.6	10.6	14.2
Other Institutional Services (3)	N/M	191%	20.4	7.0	63.8	2.8	3.1

Total net new assets	69%	81%	38.9	21.5	86.0	15.4	23.0

Net market gains (losses)	137%	46%	116.9	79.8	(165.1)	(6.8)	49.4

Net growth (decline)	115%	54%	$155.8	$101.3	$(79.1)	$8.6	$72.4

New brokerage accounts (in thousands, for the quarter ended) (4)	7%	18%	240	203	506	205	224
Clients (in thousands)
Active Brokerage Accounts	7%	1%	8,639	8,552	8,510	8,140	8,072
Banking Accounts	11%	3%	801	780	769	745	719
Corporate Retirement Plan Participants	5%	2%	1,516	1,492	1,462	1,439	1,444

(1)	Excludes all proprietary money market, equity, and bond funds.

(2)	Includes inflows of $7.5 billion in Investor Services from the acquisition of optionsXpress Holdings, Inc. in the third quarter of 2011.

(3)

Includes inflows of $12.0 billion and $60.9 billion from mutual fund clearing services clients in the first quarter of 2012 and third quarter of 2011, respectively. Includes outflows of $2.1 billion from a mutual fund clearing services client in the first quarter of 2011.

(4)	Includes 315,000 new brokerage accounts from the acquisition of optionsXpress Holdings, Inc. in the third quarter of 2011.

N/M Not meaningful

The Charles Schwab Corporation Monthly Market Activity Report For March 2012

	2011 Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	2012 Jan	Feb		% change
													Mar	Mo.	Yr.
Change in Client Assets (in billions of dollars)
Net New Assets (1)	8.8	(0.5)	9.4	6.5	9.9	62.4	13.7	5.0	6.0	10.5	7.1	21.3	10.5	(51%)	19%
Net Market Gains (Losses)	2.7	35.0	(18.1)	(23.7)	(15.9)	(58.0)	(91.2)	97.4	(13.4)	(4.2)	58.9	43.4	14.6

Total Client Assets (at month end, in billions of dollars)	1,646.9	1,681.4	1,672.7	1,655.5	1,649.5	1,653.9	1,576.4	1,678.8	1,671.4	1,677.7	1,743.7	1,808.4	1,833.5	1%	11%

New Brokerage Accounts (2) (in thousands)	82	83	61	61	56	71	379	64	64	75	74	76	90	18%	10%

Clients (at month end, in thousands)
Active Brokerage Accounts	8,072	8,112	8,127	8,140	8,152	8,181	8,510	8,523	8,534	8,552	8,572	8,599	8,639	—	7%
Banking Accounts	719	728	736	745	754	765	769	774	777	780	787	794	801	1%	11%
Corporate Retirement Plan Participants	1,444	1,436	1,436	1,439	1,443	1,452	1,462	1,468	1,478	1,492	1,504	1,511	1,516	—	5%

Clients’ Daily Average Trades (3) (in thousands)	433.7	435.0	395.9	363.8	404.1	545.3	466.8	509.5	433.5	435.1	468.4	500.1	461.7	(8%)	6%

Market Indices (at month end)
Dow Jones Industrial Average	12,320	12,811	12,570	12,414	12,143	11,614	10,913	11,955	12,046	12,218	12,633	12,952	13,212	2%	7%
Nasdaq Composite	2,781	2,874	2,835	2,774	2,756	2,579	2,415	2,684	2,620	2,605	2,814	2,967	3,092	4%	11%
Standard & Poor’s 500	1,326	1,364	1,345	1,321	1,292	1,219	1,131	1,253	1,247	1,258	1,312	1,366	1,408	3%	6%

Daily Average Market Share Volume (in millions)
NYSE	4,354	3,957	3,813	3,890	3,798	5,781	4,584	4,773	4,053	3,576	3,991	3,910	3,806	(3%)	(13%)
Nasdaq	2,007	1,907	2,022	2,001	1,890	2,514	2,084	2,086	1,852	1,606	1,819	1,895	1,675	(12%)	(17%)
Total US Exchanges	7,826	7,015	7,183	7,226	6,955	10,526	8,455	8,614	7,319	6,345	6,917	6,921	6,603	(5%)	(16%)

Mutual Fund Net Buys (Sells) (4) (in millions of dollars)
Large Capitalization Stock	(98.7)	(521.7)	(652.9)	(656.5)	(1,345.0)	(431.2)	(226.7)	(686.0)	(640.2)	(840.8)	(2.0)	71.5	(338.5)
Small / Mid Capitalization Stock	(65.1)	56.8	(303.3)	(787.5)	(611.7)	(965.8)	(301.8)	(276.2)	(424.5)	(483.7)	(15.5)	(7.9)	(420.6)
International	380.4	192.6	107.1	(179.8)	(494.4)	(479.4)	(378.1)	(267.6)	(484.2)	(1,034.9)	669.2	564.5	138.7
Specialized	148.1	127.5	536.7	271.5	63.1	(52.5)	136.2	(214.2)	266.1	(161.6)	206.4	286.3	538.0
Hybrid	1,188.4	807.0	478.7	263.8	(16.6)	170.7	(31.5)	59.4	(153.3)	158.1	730.2	535.2	669.2
Taxable Bond	1,290.1	1,661.4	1,932.1	1,315.2	762.3	(669.0)	980.1	1,265.5	642.7	1,079.3	2,728.5	3,407.0	3,154.7
Tax-Free Bond	(167.9)	(195.4)	(16.5)	62.3	85.1	(317.9)	90.5	120.7	293.2	459.9	644.4	678.8	547.3
Money Market Funds	(1,292.1)	(3,285.7)	1,455.8	1,605.5	228.3	5,882.3	(1,263.4)	1,748.8	(178.2)	2,697.6	(3,037.3)	(2,359.6)	(1,338.3)

(1)

February 2012 includes inflows of $12.0 billion from a mutual fund clearing services client. September 2011 includes inflows of $7.5 billion related to the acquisition of optionsXpress Holdings, Inc. August 2011 includes inflows of $56.1 billion from a mutual fund clearing services client. July 2011 includes inflows of $4.8 billion from a mutual fund clearing services client.

(2)	September 2011 includes 315,000 new brokerage accounts related to the acquisition of optionsXpress Holdings, Inc.

(3)

Includes revenue trades from commissions or principal mark-ups, trades by clients in asset-based pricing relationships and all commission-free trades, including Schwab Mutual Fund OneSource® funds and ETFs, and other proprietary products.

(4)	Represents the principal value of client mutual fund transactions handled by Schwab, including transactions in proprietary funds. Includes institutional funds available only to Investment Managers.